UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 1, 2009

SAGE FUND, LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Maryland	000-53639	52-1937296
(State of Incorporation)	(Commission File No.)	( IRS Employer Identification No.)

c/o Steben & Company, Inc.
2099 Gaither Road, Suite 200
Rockville, Maryland 20850
(Address of Principal Executive Office)(zip code)

(240) 631-9808
Registrant telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS.

Effective December 1, 2009, Mr. Carl Serger has joined Steben & Company, Inc as the Chief Financial Officer, replacing Ms. Yun Callahan who was serving as Interim CFO. Mr. Serger is a CPA with over 25 years of accounting and business experience, including 10 years of audit experience. Mr. Serger has a BS in Business Administration from Old Dominion University in Virginia, and a Technology Management Certification from the California Institute of Technology. Mr. Serger was the CFO, Senior VP and Treasurer of Finetre Corporation, a financial technology company providing services to major brokerage firms, banks and insurance companies. Mr. Serger also served as the FINOP and Principal of one of Finetre's  broker dealer subsidiaries. After Finetre was acquired by Ebix, Inc. Mr. Serger was appointed CFO and Senior VP of Ebix, a publicly traded company providing technology services to financial services firms. Since 2007, Mr. Serger was the Senior VP, CFO and COO for Peracon, Inc., a leading electronic transactions platform for institutional commercial real estate transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sage Fund, Limited Partnership

By: Steben & Company, Inc.

General Partner

Date: December 3, 2009

By:

_____/s/ Ken Steben_______________________________

Kenneth E. Steben

President of the General Partner